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                                                                  EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                          Dated as of October 2, 2000,


                                  By and Among


                             MCLEODUSA INCORPORATED,


                            CACTUS ACQUISITION CORP.


                                       And


                          CAPROCK COMMUNICATIONS CORP.




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                                TABLE OF CONTENTS

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                                             ARTICLE I

                                             The Merger


SECTION 1.01.  The Merger........................................................................2
SECTION 1.02.  Closing...........................................................................2
SECTION 1.03.  Effective Time....................................................................2
SECTION 1.04.  Effects of the Merger.............................................................3
SECTION 1.05.  Articles of Incorporation and By-laws.............................................3
SECTION 1.06.  Board of Directors of the Surviving Corporation...................................3


                                             ARTICLE II

                          Effect of the Merger on the Capital Stock of the
                         Constituent Corporations; Exchange of Certificates


SECTION 2.01.  Effect on Capital Stock...........................................................4
          (a)  Capital Stock of Sub..............................................................4
          (b)  Cancelation of Treasury Stock and Parent-Owned Stock..............................4
          (c)  Conversion of Company Common Stock................................................4
          (d)  Anti-Dilution Provisions..........................................................4
          (e)  Options...........................................................................5
SECTION 2.02.  Exchange of Certificates..........................................................5
          (a)  Exchange Agent....................................................................5
          (b)  Exchange Procedure................................................................5
          (c)  Distributions with Respect to Unsurrendered Certificates..........................6
          (d)  No Further Ownership Rights in Company Common Stock...............................7
          (e)  No Fractional Shares..............................................................7
          (f)  Termination of Merger Consideration Obligation; No Liability......................7
          (g)  Lost Certificates.................................................................8
          (h)  Withholding Rights................................................................8


                                            ARTICLE III

                                   Representations and Warranties


SECTION 3.01.  Representations and Warranties of the Company.....................................9
          (a)  Organization, Standing and Power..................................................9


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          (b)  Subsidiaries.....................................................................10
          (c)  Capital Structure................................................................10
          (d)  Authority; Noncontravention......................................................12
          (e)  SEC Documents; Undisclosed Liabilities...........................................14
          (f)  Information Supplied.............................................................15
          (g)  Absence of Certain Changes or Events.............................................16
          (h)  Litigation.......................................................................17
          (i)  Compliance with Applicable Laws..................................................17
          (j)  Contracts........................................................................19
          (k)  Absence of Changes in Benefit Plans..............................................19
          (l)  ERISA Compliance.................................................................19
          (m)  Taxes............................................................................22
          (n)  Voting Requirements..............................................................24
          (o)  State Takeover Statutes..........................................................24
          (p)  Brokers..........................................................................24
          (q)  Opinion of Financial Advisor.....................................................24
          (r)  Intellectual Property............................................................25
SECTION 3.02.  Representations and Warranties of Parent and Sub.................................26
          (a)  Organization, Standing and Power.................................................26
          (b)  Capital Structure................................................................26
          (c)  Authority; Noncontravention......................................................30
          (d)  SEC Documents; Undisclosed Liabilities...........................................31
          (e)  Information Supplied.............................................................32
          (f)  No Material Adverse Change.......................................................33
          (g)  Litigation.......................................................................33
          (h)  Contracts........................................................................33
          (i)  Voting Requirements..............................................................33
          (j)  State Takeover Statutes..........................................................33
          (k)  Brokers..........................................................................34
          (l)  Capitalization of Sub; No Prior Activities of Sub................................34
          (m)  Taxes............................................................................34


                                             ARTICLE IV

                             Covenants Relating to Conduct of Business


SECTION 4.01.  Conduct of Business..............................................................34
          (a)  Conduct of Business by the Company...............................................34
          (b)  Other Actions....................................................................38
          (c)  Certain Tax Matters..............................................................38
          (d)  Advice of Changes................................................................39
SECTION 4.02.  No Solicitation..................................................................39


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                                             ARTICLE V

                                       Additional Agreements


SECTION 5.01.  Preparation of the Form S-4 and the Proxy Statement..............................43
SECTION 5.02.  Company Shareholders Meeting.....................................................44
SECTION 5.03.  Access to Information; Confidentiality...........................................44
SECTION 5.04.  Commercially Reasonable Efforts..................................................45
SECTION 5.05.  Company Stock Options............................................................46
SECTION 5.06.  Employee Benefit Plans; Existing Agreements......................................47
SECTION 5.07.  Indemnification, Exculpation and Insurance.......................................48
SECTION 5.08.  Fees and Expenses................................................................49
SECTION 5.09.  Public Announcements.............................................................50
SECTION 5.10.  Affiliates.......................................................................50
SECTION 5.11.  Nasdaq Quotation.................................................................51
SECTION 5.12.  Tax Treatment....................................................................51
SECTION 5.13.  Further Assurances...............................................................51
SECTION 5.14.  Transfer Taxes...................................................................51
SECTION 5.15.  Approvals........................................................................51
SECTION 5.16.  Consent of Noteholders...........................................................52
SECTION 5.17.  Notes Exchange Offer.............................................................53


                                             ARTICLE VI

                                        Conditions Precedent


SECTION 6.01.  Conditions to Each Party's Obligation To Effect the Merger.......................54
          (a)  Shareholder Approval.............................................................54
          (b)  HSR Act..........................................................................54
          (c)  Consents.........................................................................54
          (d)  No Restraints....................................................................54
          (e)  Form S-4.........................................................................54
          (f)  Nasdaq Quotation.................................................................55
SECTION 6.02.  Conditions to Obligations of Parent and Sub......................................55
          (a)  Representations and Warranties...................................................55
          (b)  Performance of Obligations of the Company........................................55
          (c)  Consent Solicitation.............................................................55
SECTION 6.03.  Conditions to Obligations of the Company.........................................55
          (a)  Representations and Warranties...................................................55
          (b)  Performance of Obligations of Parent and Sub.....................................56
          (c)  Tax Opinions.....................................................................56
          (d)  Financing Arrangements...........................................................56
SECTION 6.04.  Frustration of Closing Conditions................................................56


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                                            ARTICLE VII

                                 Termination, Amendment and Waiver


SECTION 7.01.  Termination......................................................................57
SECTION 7.02.  Effect of Termination............................................................58
SECTION 7.03.  Amendment........................................................................58
SECTION 7.04.  Extension; Waiver................................................................58


                                            ARTICLE VIII

                                         General Provisions


SECTION 8.01.  Nonsurvival of Representations and Warranties....................................59
SECTION 8.02.  Notices..........................................................................59
SECTION 8.03.  Definitions......................................................................60
SECTION 8.04.  Interpretation...................................................................62
SECTION 8.05.  Counterparts.....................................................................63
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries...................................63
SECTION 8.07.  Governing Law....................................................................63
SECTION 8.08.  Assignment.......................................................................63
SECTION 8.09.  Enforcement......................................................................63



Annex I        Index of Defined Terms
Exhibit A      Form of Affiliate Letter
Exhibit B      Form of Company Tax Representation Letter
Exhibit C      Form of Parent Tax Representation Letter


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                    AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of
               October 2, 2000, among MCLEODUSA INCORPORATED, a Delaware corporation ("Parent"), CACTUS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CAPROCK COMMUNICATIONS CORP., a Texas corporation (the "Company").

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than any such shares directly owned by Parent, Sub or the Company, will be converted into the right to receive shares of Class A common stock, par value $0.01 per share, of Parent (the "Parent Class A Common Stock");

          WHEREAS for U.S. Federal income tax purposes, it is intended that
(a) the Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) Parent, Sub and the Company will each be a "party" to such reorganization within the meaning of
Section 368(b) of the Code and (c) this Agreement is intended to constitute a "plan of reorganization" for U.S. Federal income tax purposes;

          WHEREAS pursuant to the aforementioned "plan of reorganization" the Company and Parent will undertake the actions described in Sections 5.16 and
5.17 of this Agreement;

          WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain shareholders of the Company are entering into a voting agreement, certain shareholders of the Company are entering into a voting agreement with Jere W. Thompson, Jr. and Parent and certain shareholders of the Company are entering into a voting and option agreement (collectively, the "Voting and Option Agreement") pursuant to which, among other things, such shareholders have agreed to vote to approve this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth therein; and


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          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Texas Business Corporation Act (the "TBCA"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL and the TBCA.

          SECTION 1.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second Business Day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by applicable law) waived on such second Business Day, then the Closing will take place on the first Business Day on which all such conditions shall have been satisfied or (to the extent permitted by applicable law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a

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certificate of merger, articles of merger or other appropriate documents (in any such case, the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and the TBCA and filed with the Secretaries of State of the State of Delaware and the State of Texas. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to in this Agreement as the "Effective Time".

          SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Article 5.06 of the TBCA.

          SECTION 1.05. Articles of Incorporation and By-laws. (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, Article IV of such Articles of Incorporation shall be amended at the Effective Time as set forth below:

          (i) Article IV of such Articles of Incorporation shall be amended to read in its entirety as follows:

                                   "ARTICLE IV
                                     SHARES

               The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value of one cent ($.01) per share.".

          (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Board of Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Sub or Parent shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.3876 (the "Exchange Ratio") fully paid and nonassessable shares of Parent Class A Common Stock (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions in accordance with
Section 2.02(c) and any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(e), in each case without interest.

          (d) Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Class A Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Class A Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be


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proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

          (e) Options. The effect of the Merger on Company Stock Options is set forth in Section 5.05.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall designate Wells Fargo, or another bank or trust company having (or whose parent has) net capital of not less than $1,000,000,000 and that is reasonably acceptable to Parent and the Company, to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and shall deposit with the Exchange Agent at the Effective Time, for the benefit of the holders of the Certificates, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing shares of Parent Class A Common Stock issuable pursuant to
Section 2.01 upon surrender of the Certificates. Parent shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with
Section 2.02(c) and to make payments in lieu of any fractional shares of Parent Class A Common Stock in accordance with Section 2.02(e).

          (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration with respect thereto. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent pursuant to such letter of transmittal, the holder of such Certificate shall be entitled to receive promptly in exchange therefor (x) a certificate or certificates representing the number of whole shares of Parent Class A Common Stock that such holder has the right to receive pursuant to the provisions of this Article II, (y) certain dividends or other distributions in respect of such Parent Class A Common Stock pursuant to
Section 2.02(c) and (z) cash in lieu of any fractional share of Parent Class A Common Stock in accordance with

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Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Class A Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Class A Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and any cash in lieu of any fractional share of Parent Class A Common Stock in accordance with Section 2.02(e). No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate.

          (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to Parent Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Class A Common Stock that such holder has the right to receive upon surrender of such Certificate and no cash payment in lieu of any fractional share of Parent Class A Common Stock shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article
II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the record holder of any certificate representing whole shares of Parent Class A Common Stock issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Class A Common Stock and the amount of any cash in lieu of a fractional share of Parent Class A Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after

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the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Class A Common Stock.

          (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Class A Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

          (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Class A Common Stock shall be issued upon the surrender for exchange of the Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class A Common Stock shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes that may be required thereon, equal to such fractional part of a share of Parent Class A Common Stock multiplied by the per share closing price of Parent Class A Common Stock on the Closing Date, as such price is quoted on The Nasdaq National Market ("Nasdaq"). For purposes of this Section 2.02(e), all fractional shares to which a single record holder of Company Common Stock would otherwise be entitled shall be aggregated and calculations shall be rounded to three decimal places.

          (f) Termination of Merger Consideration Obligation; No Liability. Any portion of the Merger Consideration which remains undistributed to the holders of Company Common Stock for one year after the Effective Time

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shall be delivered to Parent, upon demand. Any holders of Company Common
Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Class A Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Parent Class A Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Class A Common Stock to which they are entitled pursuant to
Section 2.02(e). None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of Parent Class A Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Class A Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such person of a bond in such reasonable amount as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Exchange Agent with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of Parent Class A Common Stock, in each case pursuant to this Agreement.

          (h) Withholding Rights. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, Sub or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state,

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local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was paid by Parent, Sub or the Exchange Agent.


                                   ARTICLE III

                         Representations and Warranties

          SECTION 3.01. Representations and Warranties of the Company. Except as expressly set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates and such other Sections or Subsections to the extent a matter is disclosed in such a way as to make its relevance to such other Section or Subsection readily apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or the Company Filed SEC Documents, the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clauses (i) and (ii) above with respect to the Company) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent and its Representatives prior to the execution of this Agreement true and complete copies of its Articles of Incorporation and By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary of the Company, in each case as amended to the date of this Agreement. The Company has made available to Parent and its Representatives true and complete copies of the minutes of all meetings of the shareholders of the Company, the Board


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of Directors of the Company and each committee of the Board of Directors of the Company.

          (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all the Subsidiaries of the Company as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not beneficially own directly or indirectly any capital stock or other equity or voting interest in any person.

          (c) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on September 30, 2000, (i) 38,729,536 shares of Company Common Stock (excluding shares held by the Company as treasury shares, but including 65,000 shares of restricted stock which the Company has requested that the Company's transfer agent issue, but which have not been issued as of the date hereof) were issued and outstanding, (ii) 30,314 shares of Company Common Stock were held by the Company as treasury shares, (iii) 400,000 shares of Company Common Stock were reserved for issuance under the 1998 Director Stock Option Plan and 7,745,907 shares of Company Common Stock were reserved for issuance under the 1998 Equity Incentive Plan, which amount is calculated pursuant to the 1998 Equity Incentive Plan and is equal to 20% of the shares of Company Common Stock issued and outstanding on October 1, 2000 (subject to adjustment as provided in the 1998 Equity Incentive Plan), provided, however, that in no event will more than 50,000,000 shares of Company Common Stock be reserved for issuance under the 1998 Equity Incentive Plan; of which 6,843,946 shares of Company Common Stock were subject to outstanding Company Stock Options (including 340,570 shares of Company Common Stock that are subject to Company Stock Options originally granted under the CapRock Telecommunications Nonqualified Stock Option Plan, the CapRock Services Employee Incentive Stock Option Plan, the CapRock Services 1997 Stock Option Plan and the CapRock Services 1997 Director Stock Option Plan and which were assumed by the Company) and (iv) no shares of Company Preferred Stock were issued and outstanding or were held by the Company as treasury shares.

The Company has delivered to Parent a true and complete list, as of the close of business on September 30, 2000, of all outstanding Company Stock Options, the number of shares of Company Common Stock subject to each such Company Stock Option, the grant dates and exercise prices of each such Company Stock Option, the vesting schedule of each Company Stock Option and the names of the holders thereof. Except as set forth above, as of the close of business on September 30, 2000, no shares of capital stock of, or other equity or voting interests in, the Company or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from September 30, 2000, to the date of this Agreement, (x) there have been no issuances by the Company or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. There are no outstanding stock appreciation rights, performance units or rights (other than the Company Stock Options) to receive shares of Company Common Stock on a deferred basis or otherwise linked to the price of Company Common Stock granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of the Company or any of its Subsidiaries, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or any of its Subsidiaries may vote, except for any Company Stock Options issued after the date hereof in accordance with Section 4.01. Except as set forth above or as otherwise contemplated herein, there are no Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. As of the date of this Agreement, the issued and outstanding Subject Shares (as such term is defined in the Voting and Option Agreement) represent at least a majority of the shares of Company Common Stock on an outstanding basis. There are not outstanding contractual obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which the Company is a party with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject to the receipt of the consent of the holders of the Notes referred to in Section 5.16 and, in the case of the consummation of the Merger, to receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of the Company's shareholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement,
(iii) directing that this Agreement be submitted to a vote at a meeting of the Company's shareholders and (iv) recommending that the Company's shareholders approve this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Voting and Option Agreement and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Articles of Incorporation or the By-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, debenture, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise, certificate, license or similar authorization, whether oral or written (each, including all amendments thereto, a "Contract"), applicable to the Company or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and
(C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental
Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or the Voting and Option
Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy
Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Voting and Option Agreement and the transactions contemplated by this Agreement or the Voting and Option Agreement; (3) the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of Texas and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (5) filings with and approvals of any state public service commissions ("PUCs") or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations;
(6) filings with and approvals of the Federal Aviation Administration (the "FAA") as required by applicable statutes, laws, rules, ordinances and regulations; (7) filings with and approvals of foreign antitrust or communications regulatory authorities; and (8) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

          (e) SEC Documents; Undisclosed Liabilities. The Company (or its public predecessor) has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "Company SEC Documents"). No Subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Class A Common Stock in the Merger (the "Form S-4") will, at the time the
Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The
Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Form S-4 based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Form S-4, as the case may be.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), since December 31, 1999, the Company and its Subsidiaries have conducted their businesses only in the usual and ordinary course consistent with past practice, and since such date there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of the Company's or any of its Subsidiaries capital stock or any other equity interests or securities, except for dividends or other distributions declared, set aside or paid by a wholly owned Subsidiary of the Company to its parent, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other equity interests or securities of the Company (other than in connection with the cashless exercises of Company Stock Options) or any of its Subsidiaries or any rights, warrants, calls or options to acquire such shares or other equity interests or securities, (iv) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or other equity interests or securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity interests or securities of the Company or any of its Subsidiaries, (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits or any granting of any type of compensation or benefits to an employee not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any agreement or Company Benefit Plan in effect on December 31, 1999 and specifically identified on the Company Disclosure Schedule, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of any right to receive any severance or termination pay, or increases therein, other than in the ordinary course of business consistent with past practice and consistent with the Company's current severance plans in effect on the date hereof as specifically described in Section 3.01(g) of the Company Disclosure Schedule, or (C) any entry by the Company or any of its Subsidiaries into, or any amendments of,

(I) any employment (other than at-will), deferred compensation, consulting, severance, termination or indemnification agreement or any other agreement, plan or policy with or involving any current or former director, officer, employee or consultant (collectively, the "Company Benefit Agreements") or
(II) any Company Benefit Plan, or (D) any amendment to, or modification of, any Company Stock Option, (vi) any payment of any benefit or the grant or amendment of any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock based or stock related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or any awards made thereunder) except as required to comply with any applicable law or any Company Benefit Agreement or Company Benefit Plan existing on December 31, 1999 or as described on the list delivered pursuant to the third sentence of
Section 3.01(c), (vii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company, (viii) except insofar as may have been required by a change in GAAP or applicable law, any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, (ix) any material tax election or any settlement or compromise of any material tax liability or refund or (x) any revaluation by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries.

          (h) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (i) Compliance with Applicable Laws. (i) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations, certificates and approvals of all Governmental Entities which are required for them to own, lease or operate their assets and to carry on their businesses (the "Company Permits") except where the failure to hold such Company Permits individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all respects with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations except where the failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except for the Company Permits with the FCC and any PUCs, the Merger, in and of itself, would not cause the revocation or cancelation of any Company Permit, except for any cancelation or revocation that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. As of the date hereof, Section 3.01(i) of the Company Disclosure Schedule sets forth a true and complete list of all Company Permits obtained from the FCC and any state PUC.

          (ii) Except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance in all respects with all applicable Environmental Laws, and the Company and its Subsidiaries have, and are in compliance in all respects with, all permits required under any applicable Environmental Law for the conduct of their respective businesses except where the failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written communication which is still in effect from any Governmental Entity or person that alleges that the Company or any of its Subsidiaries is in violation of, or subject to liability under, any Environmental Law, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has released, generated, treated, stored, disposed of or transported Hazardous Materials, or arranged for any such activities, in a manner that individually or in the aggregate could reasonably be expected to result in a material liability of the Company.

          "Environmental Laws" means all Federal, state and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgements and orders, in each case relating to pollution, protection of the environment, natural resources or human health and safety.

          "Hazardous Materials" means (i) any petroleum or petroleum byproducts, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and (ii) any chemical, material, substance or waste that is regulated pursuant to any Environmental Law.

          (j) Contracts. Neither the Company nor any of its Subsidiaries is in violation or breach of or in default under (nor does there exist any condition that upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Since December 31, 1999 and prior to the date hereof, none of the Company or its Subsidiaries has entered into any Contract with any Affiliate of the Company that would have been required to be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, had the Company been a party to such Contract as of December 31, 1999. Neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries, is conducted (or of Parent following the Effective Time).

          (k) Absence of Changes in Benefit Plans. Since December 31, 1999, there has not been any adoption or material amendment of any bonus, pension, savings, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, stock appreciation, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding (whether or not legally binding) providing compensation or benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan, or any material change in the manner in which contributions to the Company Benefit Plan are made or the basis on which such contributions are determined.

          (l) ERISA Compliance. (i) Section 3.01(l) of the Company Disclosure Schedule sets forth a true and complete list of all the Company Benefit Plans. With respect to the Company Benefit Plans, no liability has been incurred and to the Knowledge of the Company there exists no condition or circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company under the Employee Retirement Income Security

Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each Company Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Company Benefit Plan that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company, its Subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

          (iii) All Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 91-66 or 93-39), to the effect that such Company Benefit Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Company Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that individually or in the aggregate could reasonably be expected to adversely affect its qualification. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, there is no pending or, to the Knowledge of the Company, threatened litigation relating to the Company Benefit Plans.

          (iv) Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company, any of its Subsidiaries or any person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or
(o) of the Code, has maintained, contributed to or been obligated to contribute to any Company Benefit Plan that is subject to Title IV of ERISA with respect to which the Company or any Commonly Controlled Entity has unfunded liabilities based upon the assumptions utilized in the most recent audited financial statements of the Company included in the Company Filed SEC Documents under any Company Benefit Plan subject to ERISA. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any officer of the Company or any of its Subsidiaries or any of the Company Benefit Plans that are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), other than those exempt transactions in respect of which the prohibitions of Section 4975(c) of the Code do not apply by reason of Section 4975(d) of the Code, or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA, except for any such tax, penalty or liability that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, all contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Filed SEC Documents.

          (v) Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, each Company Benefit Plan that is a welfare benefit plan, to the extent applicable, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

          (vi) The Company and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries and as of the date of this Agreement no such collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, none of the

Company, any of its Subsidiaries or any of their respective directors, officers, employees or representatives has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no action, charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

          (vii) (A) Except for the vesting of Company Stock Options (other than those granted pursuant to Section 4.01(a)(ii)) and restricted shares of Company Common Stock granted under the Company's 1998 Equity Incentive Plan as required pursuant to the terms thereof upon consummation of the Merger or the exercise of the option under the Voting and Option Agreement, no employee of the Company or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan or Company Benefit Agreement as a result of the transactions contemplated by this Agreement or the Voting and Option Agreement, (B) no amount payable, or economic benefit provided, by the Company or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code and (C) no person is entitled to receive any additional payment from the Company or its Subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax under Section 4999 of the Code is imposed on such person.

          (m) Taxes. (i) Each of the Company and its Subsidiaries has filed or has caused to be filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has paid or caused to be paid (or the Company has paid on its behalf) all taxes shown as due on such returns and reports, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax items) for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries or any Company Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. All material assessments for taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid. The Federal income tax returns of the Company and its Subsidiaries consolidated in such returns have been examined by the Internal Revenue Service or have closed by virtue of the applicable statute of limitations for all years through 1994. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes.

          (iii) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (iv) There are no material Liens for taxes (other than for taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

          (v) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code.

          (vi) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or
(y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (vii) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise, use and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause
(x) or (y) and (2) the "Company Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which the Company (or any Subsidiary of the Company) is or has ever been a member.

          (n) Voting Requirements. The affirmative vote at the Company Shareholder Meeting or any adjournment or postponement thereof of the holders of a majority of the voting power of all outstanding shares of Company Common Stock in favor of approving this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement. No other approval of the shareholders of the Company is required with respect to this Agreement or the transactions contemplated hereby.

          (o) State Takeover Statutes. The Company has elected in its Articles of Incorporation not to be governed by Part Thirteen of the TBCA. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement or the Voting and Option Agreement.

          (p) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, Inc., the fees, commissions and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting and Option Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

          (q) Opinion of Financial Advisor. The Company has received the opinion of Salomon Smith Barney, Inc., dated the date of this Agreement and in customary form, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the shareholders of the Company (other than Parent and its Affiliates), a signed copy of which has been or promptly will be delivered to Parent.

          (r) Intellectual Property. (i) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights, technology, know-how and other proprietary intellectual property rights and computer programs (collectively, the "Intellectual Property Rights") used in the business of the Company and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

          (ii) Neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other person except for any such interference, infringement, misappropriation or other conflict that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To the Company's Knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of the Company or any of its Subsidiaries except for any such interference, infringement, misappropriation or other conflict that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

          (iii) As the business of the Company and its Subsidiaries is presently conducted and proposed to be conducted without giving effect to any change with respect thereto that may be made by Parent, to the Company's Knowledge, Parent's use after the Closing of the Intellectual Property Rights which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

          SECTION 3.02. Representations and Warranties of Parent and Sub. Except as expressly set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates and such other Sections or Subsections to the extent a matter is disclosed in such a way as to make its relevance to such other Section or Subsection readily apparent) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") or the Parent Filed SEC Documents, Parent represents and warrants to the Company as follows:

          (a) Organization, Standing and Power. Each of Parent and its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clauses (i) and (ii) above with respect to Parent) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company and its Representatives prior to the execution of this Agreement true and complete copies of its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, in each case as amended to the date of this Agreement.

          (b) Capital Structure. (i) The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Class A Common Stock, 22,000,000 shares of Class B common stock, par value $0.01 per share (the "Parent Class B Common Stock"), 2,000,000 shares of serial preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), of which 1,150,000 shares have been designated as 6.75% Series A Cumulative Convertible Preferred Stock (the "Parent Series A Preferred Stock"), 275,000 shares have been designated as Series B Cumulative Convertible Preferred Stock (the "Parent Series B Preferred Stock") and 125,000 shares have been designated as Series C Convertible Preferred Stock (the "Parent Series C Preferred Stock"), and 10,000,000 shares of Class II preferred stock, par value $0.001 per share (the "Parent Class II Preferred Stock"). As of the close of business on August 31, 2000, (i) 583,802,894 shares of Parent Class A Common Stock were issued and outstanding, (ii) no shares of Parent Class A Common Stock were held by Parent as treasury shares,
(iii) 29,659,181 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the Parent Series A Preferred Stock, (iv) 56,506,847 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the Parent Series B Preferred Stock, (v) 25,684,930 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the Parent Series C Preferred Stock, (vi) 307,448 shares of Parent Class A Common Stock were reserved for issuance in connection with the acquisition by Parent of Dakota Telecommunications Group, Inc. on March 5, 1999 (the "Dakota Acquisition Stock"), (vii) 240,000 shares of Parent Class A Common Stock were reserved for issuance pursuant to stock option agreements entered into in connection with the acquisition by Parent of the assets of Noverr Publishing, Inc. on June 16, 1999 (the "Noverr Options"), (viii) 1,473,216 shares of Parent Class A Common Stock were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Parent and QST Enterprises, Inc. (the "QST Options"), (ix) 59,358 shares of Parent Class A Common Stock were reserved for issuance pursuant to Stock Option Agreements dated December 29, 1998, between Parent and certain stockholders of Inlet, Inc. (the "Inlet Options"), (x) 229,029 shares of Parent Class A Common Stock were reserved for issuance in connection with the Stock Option Agreement dated January 28, 1998, between Parent and Diamond Partners Incorporated (the "Diamond Partners Options"), (xi) up to 267,826,074 shares of Parent Class A Common Stock were reserved for issuance pursuant to the 1992, 1993 and 1995 Incentive Stock Option Plans, the 1996 Employee Stock Option Plan, the Directors' Stock Option Plan and other stock option grants (such plans and arrangements, collectively, the "Parent Stock Plans"), of which 130,233,437 shares were subject to outstanding stock options or other rights to purchase or receive shares of Parent Class A Common Stock (such stock options or other rights, together with the Noverr Options, the QST Options, the Inlet Options and the Diamond Partners Options, the "Parent Stock Options"), (xii) 3,691,797 shares of Parent Class A Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan (the "Parent ESPP"), (xiii) 4,696,856 shares of Parent Class A Common Stock were reserved for issuance pursuant to the 401(k) Profit Sharing

Plan (the "Parent 401(k)"), (xiv) no shares of Parent Class B Common Stock were issued and outstanding or were held by Parent as treasury shares, (xv) 7,804,128 shares of Parent Class B Common Stock were reserved for issuance pursuant to the grant of options to a significant non-employee stockholder (the "Parent Class B Options"), (xvi) 7,804,128 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the shares of Parent Class B Common Stock issued upon the exercise of the Parent Class B Options, (xvii) 1,149,580 shares of Parent Series A Preferred Stock were issued and outstanding, (xviii) 275,000 shares of Parent Series B Preferred Stock were issued and outstanding, (xix) 125,000 shares of Parent Series C Preferred Stock were issued and outstanding, (xx) no shares of Parent Series A Preferred Stock, Parent Series B Preferred Stock or Parent Series C Preferred Stock were held by Parent as treasury shares and (xxi) no shares of Parent Class II Preferred Stock were issued and outstanding or were held by Parent as treasury shares. Except as set forth above, as of the close of business on August 31, 2000, no shares of capital stock of, or other equity or voting interests in, Parent or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from August 31, 2000, to the date of this Agreement, (x) there have been no issuances by Parent or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, Parent other than issuances of shares of Parent Class A Common Stock pursuant to the exercise of Parent Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement or the issuance of the Dakota Acquisition Stock and (y) except for issuances of Parent Stock Options to employees in the ordinary course of business, there have been no issuances by Parent or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, Parent, other than rights that may have arisen under the Parent ESPP or the Parent 401(k). As of the date of this Agreement, there are no outstanding stock appreciation rights, performance units or rights (other than the Parent Stock Options, the Parent Class B Options and any rights that may have arisen under the Parent ESPP or the Parent 401(k) or in respect of the Dakota Acquisition Stock) to receive shares of Parent Class A Common Stock or Parent Class B Common Stock on a deferred basis or otherwise linked to the price of Parent Class A Common Stock granted under the Parent Stock Plans or otherwise. All outstanding shares of capital stock of Parent are, and all shares that may be issued pursuant to the Parent Stock Plans, the Parent ESPP, the Parent 401(k) or the Parent Class B Options or in connection with any acquisition described above for which shares have been reserved will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of Parent or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Parent, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent or any of its Subsidiaries may vote, except for any Parent Stock Options issued after the date hereof. Except as set forth above or as otherwise contemplated herein, as of the date of this Agreement, there are no Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. As of the date of this Agreement, there are not outstanding contractual obligations of Parent or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or (II) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which Parent is a party with respect to any shares of the capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries.

          (ii) Section 3.02(b)(ii) of the Parent Disclosure Schedule sets forth a true and complete list of each of Parent's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of any Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, Parent does not beneficially own directly or indirectly any material capital stock of, or other material equity or voting interest in, any person.

          (c) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, as applicable, and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The Board of Directors of Parent, at a meeting duly called and held at which all directors of Parent were present, duly and unanimously adopted resolutions approving and declaring advisable this Agreement, the Voting and Option Agreement, the Merger and other transactions contemplated hereby or thereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Voting and Option Agreement and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Amended or Restated Certificate of Incorporation or the Amended and Restated By-laws of Parent or the comparable organizational documents of any of its Subsidiaries, (B) any Contract applicable to Parent or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Voting and Option Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Proxy Statement and the Form S-4, and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement, the Voting and Option Agreement and the transactions contemplated by this Agreement or the Voting and Option Agreement; (3) the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of Texas and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) filings with and approvals of the FCC as required under the Communications Act, and the rules and regulations promulgated thereunder; (5) such filings with and approvals of Nasdaq to permit the shares of Parent Class A Common Stock that are to be issued in connection with the Merger to be quoted on Nasdaq; (6) filings with and approvals of any state PUCs or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; (7) filings with and approvals of the FAA as required by applicable statutes, laws, rules, ordinances and regulations; (8) filings with and approvals of any foreign antitrust or communications regulatory authorities; and (9) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger.

          (d) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, "Parent SEC Documents"). No Subsidiary of Parent is required to file any report, schedule, form, statement or other document with the SEC. As of their respective dates, Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Parent.

          (e) Information Supplied. None of the information supplied or to be supplied by Parent or any of its Subsidiaries specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Proxy Statement or the Form S-4 based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement or the Form S-4, as the case may be.

          (f) No Material Adverse Change. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Parent Filed SEC Documents"), since December 31, 1999, Parent and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice, and since such date there has not been any Material Adverse Change in Parent.

          (g) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Parent nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries that has had, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (h) Contracts. Neither Parent nor any of its Subsidiaries is in violation or breach of or in default under (nor does there exist any condition that upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 1999 and prior to the date hereof, none of Parent or its Subsidiaries has entered into any Contract with any Affiliate of Parent that would have been required to be filed as an exhibit to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, had Parent been a party to such Contract as of December 31, 1999.

          (i) Voting Requirements. No approval of the stockholders of Parent is required with respect to this Agreement or the transactions contemplated hereby.

          (j) State Takeover Statutes. Except as provided in Section 3.01(o), to the Knowledge of Parent, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement or the Voting and Option Agreement.

          (k) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees, commissions and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting and Option Agreement based upon arrangements made by or on behalf of Parent.

          (l) Capitalization of Sub; No Prior Activities of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and held of record by Parent.

          (m) Taxes. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

          SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. Except as set forth in Section 4.01(a) of the Company Disclosure Schedule, as otherwise expressly permitted by this Agreement or as consented to in writing by Parent (which consent shall not be unreasonably withheld), during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course and comply with all applicable laws, rules and regulations and use its commercially reasonable efforts to preserve their assets and technology and their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule, as otherwise expressly permitted by this Agreement or as consented to in writing by Parent (which consent shall not be unreasonably withheld), the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or other equity or voting interests or securities, except for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or other equity or voting interests or securities or, other than as allowed in clause (ii) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any other equity or voting interests or securities, or (z) purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of the Company or any of its Subsidiaries or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities other than any purchase of Company Common Stock held for more than six months in connection with a cashless exercise of Company Stock Options;

          (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or securities or any securities convertible into, or exchangeable for, or any rights, warrants, calls or options to acquire, any such shares, equity or voting interests or securities or convertible securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock, other than (x) the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options outstanding as of the date hereof in accordance with their terms on the date hereof, (y) grants of Company Stock Options to existing employees (including executive officers) in amounts, to individuals and on terms as agreed by the Company and Parent or (z) grants of Company Stock Options to new employees who are not executive officers in the ordinary course of business, to the extent that the aggregate number of shares of Company Common Stock issuable under such grants (whether or not vested), does not exceed 350,000 in any calendar quarter on terms consistent with past practice (except that Company Stock Options granted pursuant to this clause (z) shall vest in equal annual amounts over a four-year period from the date of grant), except, in the case of clauses
     (y) and (z), that the vesting of such Company Stock Options shall not accelerate upon the consummation of the Merger;

          (iii) amend the Company's Articles of Incorporation or By-laws or the comparable organizational documents of any of its Subsidiaries;

          (iv) directly or indirectly acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

          (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than (A) sales or licenses of services in the ordinary course of business consistent with past practice or (B) sales of any properties or assets of a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Subsidiary of the Company;

          (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or rights, warrants, calls or options to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than
     (x) short-term borrowings incurred in the ordinary course of business consistent with past practice, (y) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries and (z) in connection with the Financing Arrangements,
     (B) make any loans, advances or capital contributions to, or investments in, any other person, other than employee advances in the ordinary course of business consistent with past practice, or (C) repay, redeem, repurchase or otherwise retire, or otherwise make any payment in respect of, any indebtedness for borrowed money or any debt securities, or any rights, warrants, calls or options to acquire any debt securities, other than as required by their terms as in effect on the date of this Agreement;

          (vii) make any capital expenditure or expenditures, other than cash payments for capital expenditures (excluding capitalized selling, general and administrative costs and capitalized interest) in amounts not to exceed in the aggregate $100,000,000 for the calendar quarter ending December 31, 2000 and $80,000,000 for the calendar quarter ending March 31, 2001;

          (viii) (x) pay, discharge, satisfy or settle any material claims (including claims of shareholders), liabilities, obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, satisfaction or settlement, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability reflected or reserved against in the most recent consolidated financial statements (or the related notes) of the Company included in the Company Filed SEC Documents (for amounts not in excess of the amount reflected on, or reserved against in, such financial statements) or incurred since the date of such financial statements or (y) waive the material benefits of, or agree to modify in any material manner, or terminate or fail to enforce, or consent to any material matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

          (ix) except as may be required to comply with applicable law, enter into, adopt, amend in any material respect or terminate any Company Benefit Plan, collective bargaining agreement or other union agreement or Company Benefit Agreement, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan, or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined;

          (x) (A) except for normal increases in cash compensation in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries or increases required by applicable law, increase the compensation, bonus or other benefits of any current or former director, officer, employee or consultant or pay any benefit or amount not required by a Company Benefit Agreement or Company Benefit Plan as in effect on the date of this Agreement to any such person, (B) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan or (C) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Agreement or Company Benefit Plan other than the consummation of the Merger or the exercise of the option under the Voting and Option Agreement which will accelerate the vesting of Company Stock Options (other than those Company Stock Options granted pursuant to Section 4.01(a)(ii)) and restricted shares of Company Common Stock granted under the Company's 1998 Equity Incentive Plan as required pursuant to the terms thereof; or

          (xi) authorize, commit or agree to take, any of the foregoing actions.

          The Company designates Leo Cyr and Parent designates Blake Fisher as their designees for operational issues between the date of this Agreement and the Effective Time, in each case until a replacement is designated by the Company or Parent.

          (b) Other Actions. Except as required by applicable law or as expressly permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, knowingly take any action that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (c) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely file all material tax returns ("Post-Signing Returns") required to be filed by it (after taking into account any applicable extension); (ii) timely pay all material taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material tax and not settle or compromise any such Action without Parent's consent; (v) not make any material tax election without Parent's consent and
(vi) cause any and all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements and practices with respect to taxes to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound (other than any such agreements, arrangements or obligations solely among the Company and any of its Subsidiaries) to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder.

          (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event that has had, or that could reasonably be expected to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          SECTION 4.02. No Solicitation. (a) From and after the date of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of the directors, officers or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries (collectively, the "Representatives") to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action designed to, or which reasonably could be expected to, facilitate, any inquiries or the making of any proposal that constitutes a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Company Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Company Superior Proposal, and which Company Takeover Proposal was unsolicited after the date hereof and did not otherwise result from a breach of this Section 4.02, the Company may, to the extent its Board of Directors determines in good faith (after consultation with outside counsel) that it is appropriate to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, and after giving Parent notice of such Company Takeover Proposal and determination of necessity, (x) furnish information with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement, provided, that all such information is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its Representatives) regarding such Company Takeover Proposal.

          The term "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of a business that constitutes 20% or more of the revenues, net income, EBITDA or the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the Company Common Stock or the capital stock of, or any other equity or voting interests in, any Subsidiary of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the Company Common Stock or the capital stock of, or any other equity or voting interests in, any Subsidiary of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would own 20% or more of the Company or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the Voting and Option Agreement.

          The term "Company Superior Proposal" means any bona fide, binding written offer not solicited by or on behalf of the Company or any of its Subsidiaries made by any person that if consummated would result in such person (or its shareholders) owning, directly or indirectly, more than 50% of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms that the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation), taking into account the person making the offer, the legal, financial, regulatory and other aspects of the offer deemed appropriate by the Board of Directors of the Company and any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise, to be reasonably likely to obtain any required approvals on a timely basis and to be more favorable to the Company's shareholders from a financial point of view than the Merger.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (or shall agree to resolve to) (i) (A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the recommendation or declaration of advisability by such Board of Directors or such committee thereof of this Agreement or the Merger or (B) recommend, or propose to recommend, the approval or adoption of any Company Takeover Proposal (any action described in this clause (i) being referred to herein as a "Company Adverse Recommendation Change"), (ii) adopt or approve, or propose publicly to adopt or approve, any Company Takeover Proposal or withdraw, or propose to withdraw, its approval of this Agreement or the Merger, or (iii) approve or recommend, or propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "Acquisition Agreement") constituting or related to, or that is intended to or is reasonably likely to lead to, any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)). Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Board of Directors of the Company may, in response to a Company Superior Proposal that was unsolicited after the date hereof and that did not otherwise result from a breach of this Section 4.02, make a Company Adverse Recommendation Change to the extent such Board of Directors determines in good faith (after consultation with outside counsel) that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after the third Business Day following Parent's receipt of written notice (a "Notice of Company Superior Proposal") from the Company advising Parent that the Board of Directors of the Company has received a Company Superior Proposal and intends to make a Company Adverse Recommendation Change and specifying the terms and conditions of such Company Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Company Superior Proposal shall require a new Notice of Company Superior Proposal and new three Business Day period).

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or of any inquiry the Company reasonably believes could lead to a Company Takeover Proposal, the terms and conditions of such request, Company Takeover Proposal or inquiry and the identity of the person making such request, Company Takeover Proposal or inquiry. The Company will keep Parent informed on a prompt basis of the status and details (including amendments or changes or proposed amendments or changes) of any such request, Company Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, in no event shall the Company nor its Board of Directors nor any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

                                    ARTICLE V

                              Additional Agreements

          SECTION 5.01. Preparation of the Form S-4 and the Proxy Statement. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and the Company and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger. The Company will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Class A Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 will be made by Parent, or the Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to the Company copies of all correspondence and filings with the SEC with respect to the Form S-4. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to Parent copies of all correspondence and filings with the SEC with respect to the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Parent and the shareholders of the Company. For purposes of Sections 3.01(f), 3.02(e) and 5.01, information concerning or related to Parent, Sub or any of Parent's other Subsidiaries will be deemed to have been provided by Parent, and information concerning or related to the Company, its Subsidiaries or the Company Shareholders Meeting will be deemed to have been provided by the Company.

          SECTION 5.02. Company Shareholders Meeting. The Company (i) shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval and (ii) except as provided in Section 4.02(b), shall, through its Board of Directors, recommend to its shareholders the approval of this Agreement. The Company agrees that its obligations pursuant to clause (i) of the first sentence of this Section 5.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal, and such obligations shall not be affected by any action that the Company takes under Section 4.02(b).

          SECTION 5.03. Access to Information; Confidentiality. Subject to the existing confidentiality agreements between Parent and the Company (collectively, the "Confidentiality Agreement"), upon reasonable notice, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the other party and to the Representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Parent nor the Company shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. Parent and the Company shall use their respective commercially reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this
Section 5.03 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of the Company and Parent will hold, and will direct its Representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

          SECTION 5.04. Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Voting and Option Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement and the Voting and Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Voting and Option Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries if the Board of Directors of Parent determines that so doing would materially impair the benefits intended to be obtained by Parent in the Merger. Without limiting the generality of the foregoing, the Company and Parent shall each cooperate with the other in the defense of any litigation against Parent or the Company and/or its directors relating to the transactions contemplated by this Agreement or the Voting and Option Agreement.

          (b) In connection with and without limiting the foregoing, the Company and its Board of Directors and Parent and its Board of Directors shall use their respective commercially reasonable efforts to (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Voting and Option Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting and Option Agreement and (2) if any state takeover statute or similar statute or, rule or regulation becomes applicable to this Agreement, the Voting and Option Agreement, the Merger or any other transactions contemplated by this Agreement or the Voting and Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or the Voting and Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting and Option Agreement and otherwise to minimize the effect of such statute, rule or regulation on this Agreement, the Voting and Option Agreement, the Merger and the other transactions contemplated by this Agreement or the Voting and Option Agreement.

          SECTION 5.05. Company Stock Options. (a) At or as soon as practicable after the Effective Time, the Company and Parent will take such steps as are necessary to implement the arrangements provided in Section 5.05 of the Company Disclosure Schedule.

          (b) The arrangements referenced in paragraph (a) above with respect to any Company Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At or prior to the Effective Time, Parent shall take all action necessary to authorize and reserve for issuance a sufficient number of shares of Parent Class A Common Stock issuable in respect of the Company Stock Options adjusted as described in paragraph (a) above. As soon as reasonably practicable following the Effective Time, Parent shall cause a number of shares of Parent Class A Common Stock equal to the number of shares issuable in respect of the Company Stock Options adjusted as described in paragraph (a) above to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or another appropriate form). Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) for so long as any such options may remain outstanding.

          SECTION 5.06. Employee Benefit Plans; Existing Agreements. (a) During the six-month period following the Effective Time (the "Transition Period"), Parent shall cause the Surviving Corporation (i) to maintain the Company Benefit Plans (other than equity-based arrangements) in effect on the date of this Agreement or (ii) to replace all or any of the Company Benefit Plans with employee benefit plans and programs maintained for similarly situated employees of Parent, provided that the aggregate level of benefits (other than equity-based arrangements) shall be substantially comparable to the aggregate level of benefits provided by the Company Benefit Plans in effect on the date of this Agreement.

          (b) To the extent that any plan of Parent or any of its Affiliates (a "Parent Plan") becomes applicable to any employee or former employee of the Company or its Subsidiaries, Parent shall grant, or cause to be granted, to such employees or former employees credit for their service with the Company and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Parent Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its Subsidiaries).

          (c) Parent shall cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of this Agreement), the Company Benefit Agreements disclosed on the Company Disclosure Schedule.

          (d) Subject to compliance by Parent with its obligations under Sections 5.06(a), (b) and (c), nothing contained in this Section 5.06 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual employee of the Company or its Subsidiaries or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Company Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time.

          SECTION 5.07. Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers, employees or agents of the Company and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of the Company as in effect on the date hereof shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its Subsidiaries, and Parent shall, and shall cause the Surviving Corporation to (including, if necessary, by providing the Surviving Corporation with sufficient funding), honor all such indemnification provisions.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.07.

          (c) For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to (including, if necessary, by providing the Surviving Corporation with sufficient funding), maintain in effect and honor the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof, provided that Parent may substitute therefor policies no less favorable in any material respect to such insured persons; provided however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.07(c) in excess of 200% of the amount of the aggregate premiums paid by the Company in 2000 on an annualized basis for such purpose (which 2000 annualized premiums are hereby represented and warranted to be $131,250), provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

          (d) The provisions of this Section 5.07 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.08. Fees and Expenses. (a) Except as provided in this
Section 5.08, all fees and expenses incurred in connection with the Merger, this Agreement, the Voting and Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees) and (ii) the filing fees for the premerger notification and report forms under the HSR Act.

          (b) In the event that (A) a Company Takeover Proposal shall have been made to the Company or any of its Subsidiaries or shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or (ii) or by Parent pursuant to Section 7.01(e) and (C) within 12 months after such termination, the Company or any of its Subsidiaries enters into an Acquisition Agreement with respect to, or consummates, any Company Takeover Proposal (solely for purposes of this Section 5.08(b)(i)(C), the term "Company Takeover Proposal" shall have the meaning set forth in Section 4.02 except that references to 20% therein shall be deemed to be references to 30%), then the Company shall pay Parent a fee equal to $7.85 million (the "Termination Fee"), payable by wire transfer of same day funds to an account designed by Parent in the case of a payment as a result of any event referred to in Section 5.08(b)(i)(C), upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.08(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fee set forth in this Section 5.08(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          SECTION 5.09. Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger or the Voting and Option Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Voting and Option Agreement shall be in the form previously agreed to by the parties.

          SECTION 5.10. Affiliates. The Company shall deliver to Parent at least 30 calendar days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for approval by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person, and each other person who becomes such an "affiliate", to deliver to Parent as of the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          SECTION 5.11. Nasdaq Quotation. Parent shall use its commercially reasonable efforts to cause the shares of Parent Class A Common Stock issuable in the Merger (and the shares of Parent Class A Common Stock issuable upon exercise of Company Stock Options adjusted as described in Section 5.05(a)) to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date of this Agreement.

          SECTION 5.12. Tax Treatment. Each of Parent and the Company shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take or fail to take any actions if such actions or such failure to take any actions could reasonably be expected to prevent the Merger from qualifying, as a "reorganization" within the meaning of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Section 6.03(c), including the execution of the letters of representation referred to therein.

          SECTION 5.13. Further Assurances. The Company shall take, or shall cause to be taken, any action required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible, as a result of the Merger or the transactions contemplated by this Agreement or the Voting and Option Agreement.

          SECTION 5.14. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

          SECTION 5.15. Approvals. The Board of Directors or Compensation Committee of the Company and Parent shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Company Stock Options and the acquisition in the Merger of Parent Class A Common Stock and Parent Stock Options, if any, including approving the right to surrender options as set forth in the Company Stock Plans to be exempt from the provisions of Section 16(b) of the Exchange Act.

          SECTION 5.16. Consent of Noteholders. (a) As soon as practicable following the date of this Agreement, the Company (i) shall prepare and commence a consent solicitation, on terms acceptable to Parent in its sole discretion (the "Consent Solicitation"), with respect to (A) all holders of the outstanding 12% Senior Notes due 2008 of the Company (the "12% Notes") and (B) all holders of the outstanding 11 1/2% Senior Notes due 2009 of the Company (the "11 1/2% Notes" and, together with the 12% Notes, the "Notes") and (ii) in order that the consummation of the Merger and the other transactions contemplated by this Agreement shall not violate the Indentures, and shall not require a "change of control" offer to be made to the holders of the Notes (the "Merger Amendments"), shall use commercially reasonable efforts to (A) amend the Indenture dated as of July 16, 1998 (the "12% Indenture"), among the Company, CapRock Telecommunications Corp., CapRock Fiber Network, Ltd., IWL Communications, Incorporated, and the Chase Manhattan Trust Company, National Association, relating to the 12% Notes and the Indenture dated as of May 18, 1999 (the "11 1/2% Indenture" and, together with the 12% Indenture, the "Indentures"), between the Company and Chase Manhattan Trust Company, National Association, relating to the 11 1/2% Notes or (B) obtain appropriate waivers from the holders of each of the 12% Notes and the 11 1/2% Notes under their respective Indentures.

          (b) As part of the Consent Solicitation, the Company shall also use commercially reasonable efforts to amend the Indentures to eliminate substantially all the restrictive covenants contained therein, including Section
7.04 and Articles 8 and 10 (other than Sections 10.01, 10.02, 10.03, 10.08,
10.09, 10.12, 10.17 and 10.21) of the 12% Indenture and Section 7.04 and Articles 8 and 10 (other than Sections 10.01, 10.02, 10.03, 10.08, 10.09 and
10.12) of the 11 1/2% Indenture (or in each case as agreed by Parent and the Company) on terms acceptable to Parent in its sole discretion (the "Covenant Amendments" and, together with the Merger Amendments, the "Amendments").

          (c) Promptly upon receipt of the Requisite Consent with respect to the Consent Solicitation, the Company shall, and shall use its commercially reasonable efforts to cause the indenture trustees under the Indentures to, execute supplemental indentures incorporating the Amendments. The Merger Amendments shall be effective immediately upon execution by the Company and the indenture trustees following receipt of the Requisite Consent. The Covenant Amendments shall be effective upon the later of (i) the Effective Time and (ii) 20 Business Days following commencement by Parent of the Notes Exchange Offer as set forth in Section 5.17.

          (d) The Company and Parent shall cooperate with each other with respect to the Consent Solicitation and the preparation, form and content of the solicitation materials to be distributed to the holders of the Notes.

          (e) "Requisite Consent" means the written consent of the holders of at least a majority of the aggregate principal amount of the outstanding 12% Notes as to any amendment or waiver in respect of the 12% Indenture and the holders of at least a majority of the aggregate principal amount of the outstanding 11 1/2% Notes as to any amendment or waiver in respect of the 11 1/2% Indenture.

          SECTION 5.17. Notes Exchange Offer. (a) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Exchange Offer Statement") in order to effect an exchange offer (the "Notes Exchange Offer") to acquire all of the outstanding 12% Notes and 11 1/2% Notes in exchange for notes of Parent (the "Parent Notes") having the same interest rate, payment, maturity and redemption terms as the Notes and otherwise with terms that are substantially identical to those of the 8 1/2% Senior Notes Due 2009 of Parent (the "Exchange Consideration"), all as more fully set forth in the Exchange Offer Statement. Parent shall use commercially reasonable efforts to have the Exchange Offer Statement declared effective, to commence the Notes Exchange Offer and to mail such Exchange Offer Statement to the holders of the Notes as promptly as practicable.

          (b) The Exchange Offer Statement will set forth the terms and conditions with respect to the Notes Exchange Offer; provided that without limiting the foregoing, Parent's obligation to consummate the Exchange Offer shall be conditioned on receipt of the Requisite Consent and execution of the Amendments related thereto and on consummation of the Merger.

          (c) Parent and the Company shall cooperate with each other with respect to the Exchange Offer and the preparation, form and content of the Exchange Offer Statement to be distributed to the holders of the Notes.

                                   ARTICLE VI

                              Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Consents. Each party shall have received reasonably satisfactory evidence that Parent or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required in connection with this Agreement and the transactions contemplated by this Agreement and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or Parent, as the case may be.

          (d) No Restraints. No judgment, order, decree, injunction, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity, (i) preventing, or seeking to prevent, the consummation of the Merger or (ii) which otherwise could reasonably be expected to have a Material Adverse Effect on the Company or Parent, as the case may be.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC and not concluded or withdrawn. Parent shall have received all other federal or state securities permits and other authorizations necessary to issue Parent Class A Common Stock in exchange for Company Common Stock and to consummate the Merger.

          (f) Nasdaq Quotation. The shares of Parent Class A Common Stock issuable to the Company's shareholders in the Merger (and the shares of Parent Class A Common Stock issuable upon exercise of Company Stock Options adjusted as described in Section 5.05(a)) as contemplated by this Agreement shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

          SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Parent shall have received a certificate signed by the chief executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed by the chief executive officer of the Company to such effect.

          (c) Consent Solicitation. The Company shall have obtained the Requisite Consent with respect to the Consent Solicitation in form and substance satisfactory to Parent in its sole discretion and the indenture trustees shall have executed the Amendments in connection therewith.

          SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated herein are further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The Company shall have received a certificate signed by the chief executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed by the chief executive officer of Parent to such effect.

          (c) Tax Opinions. The Company shall have received from Munsch Hardt Kopf & Harr, P.C., counsel to the Company, on the date on which the Form S-4 is filed with the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and to the effect that: (i) the Merger will qualify for U.S. Federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Code and (ii) the Company and Parent will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of representation letters from each of the Company and Parent in substantially the same form as Exhibits B and C, respectively.

          (d) Financing Arrangements. The financing arrangements dated as of the date hereof, among Parent, the Company and the lenders party thereto (the "Financing Arrangements") shall be in full force and effect as of the Closing Date, and Parent shall have performed all of its material payment obligations thereunder from the date of its effectiveness through and including the Closing Date and shall not be in default thereunder as of the Closing Date.

          SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Voting and Option Agreement, as required by and subject to Section 5.04.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated by March 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

               (ii) if the Company Shareholder Approval shall not have been obtained at a Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iii) if any Restraint having any of the effects set forth in
          Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used its commercially reasonable efforts to prevent the entry of and to remove such Restraint;

          (c) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
     Section 6.02(a) or (b), and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice from Parent;

          (d) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice from the Company;

          (e) by Parent, in the event a Company Adverse Recommendation Change shall have occurred;

          (f) by the Company, if Parent shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Financing Arrangements, which breach or failure to perform has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice from the Company; or

          (g) by Parent, if the condition described in Section 6.02(c) shall not be satisfied within 30 days following the date of this Agreement.

          SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of
Section 3.01(p), Section 3.02(k), the last sentence of Section 5.03, Section 5.08, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, including
Section 4.02.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of

Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               General Provisions

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

               McLeodUSA Incorporated
               McLeodUSA Technology Park
               6400 C Street SW
               P.O. Box 3177
               Cedar Rapids, IA 52406-3177

               Telecopy No.: Separately supplied

               Attention: Randall Rings, Esq.
                          Vice President, General Counsel
                          and Secretary
               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.: Separately supplied

               Attention: Robert I. Townsend, III, Esq.;

               and

          (b) if to the Company, to

               CapRock Communications Corp.
               15601 Dallas Parkway, Suite 700
               Dallas, TX 75248

               Telecopy No.: Separately supplied

               Attention: Leo J. Cyr
                          President and Chief Operating
                          Officer

               with a copy to:

               Munsch Hardt Kopf & Harr, P.C.
               4000 Fountain Place
               1445 Ross Avenue
               Dallas, TX 75202

               Telecopy No.: Separately supplied

               Attention: Mike Hainsfurther, Esq.

          SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

          (c) "Company Stock Option" means any option to purchase Company Common Stock granted under the Company Stock Plans, including options assumed by the Company;

          (d) "Company Stock Plans" means the 1998 Equity Incentive Plan and the 1998 Director Stock Option Plan of the Company, the CapRock Telecommunications Nonqualified Stock Option Plan, the CapRock Services Employee Incentive Stock Option Plan, the CapRock Services 1997 Stock Option Plan and the CapRock Services 1997 Director Stock Option Plan;

          (e) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case after due inquiry;

          (f) "Liens" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, agreement, claim or equity of any kind, other than: (i) taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company or Parent, as the case may be, shall, if appropriate under GAAP, have set aside in its financial statements and on its books and records adequate reserves; and (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (g) "Material Adverse Change" or "Material Adverse Effect" means any change, effect or event that, individually or when taken together with all other such changes, effects or events, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of a person and its Subsidiaries, taken as a whole, other than (i) adverse effects caused by changes in the economy generally or in securities markets generally or in such person's industry (and those of its Subsidiaries) in general and not specifically relating to such entity; (ii) the loss of personnel or suppliers or the delay or cancellation of orders for the person's services or similar occurrences which are the direct and proximate result of the announcement of this Agreement and the transactions contemplated hereby; (iii) events set forth in Section 8.03(g) of the Company Disclosure Schedule; or (iv) litigation brought by or threatened against such person or any member of its Board of Directors based upon this Agreement and the transactions contemplated hereby;

          (h) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (i) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section, Subsection or Exhibit, such reference shall be to an Article, Section or Subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words
"hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

          SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Voting and Option Agreement, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof (except to the extent that the provisions of the TBCA shall be mandatorily applicable to the Merger).

          SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        MCLEODUSA INCORPORATED,

                                          by /s/ BLAKE O. FISHER, JR.
                                             -----------------------------------
                                             Name: Blake O. Fisher, Jr.
                                             Title: Group Vice President and
                                                    Chief Planning and
                                                    Development Officer


                                        CACTUS ACQUISITION CORP.,

                                          by /s/ BLAKE O. FISHER, JR.
                                             -----------------------------------
                                             Name: Blake O. Fisher, Jr.
                                             Title: Vice President


                                        CAPROCK COMMUNICATIONS CORP.,

                                          by /s/ JERE W. THOMPSON, JR.
                                             -----------------------------------
                                             Name: Jere W. Thompson, Jr.
                                             Title:

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT


                             Index of Defined Terms

Term                                          Page
----                                          ----

Accounting Rules................................15
Actions.........................................39
Acquisition Agreement...........................41
Affiliate.......................................60
Agreement........................................1
Amendments......................................52
Business Day....................................61
Certificate of Merger............................3
Certificate......................................4
Closing..........................................2
Closing Date.....................................2
Code.............................................1
Commonly Controlled
  Entity........................................20
Communications Act..............................14
Company..........................................1
Company Adverse
  Recommendation Change.........................41
Company Benefit
  Agreements....................................17
Company Benefit Plans...........................19
Company Common Stock.............................1
Company Consolidated
  Group.........................................24
Company Disclosure
  Schedule.......................................9
Company Filed SEC
  Documents.....................................16
Company Permits.................................17
Company Preferred Stock.........................10
Company SEC Documents...........................14
Company Shareholder
  Approval......................................24
Company Shareholders
  Meeting.......................................44
Company Stock Option............................61
Company Stock Plans.............................61
Company Superior Proposal.......................41
Company Takeover Proposal.......................40
Confidentiality Agreement.......................44
Consent Solicitation............................52
Contract........................................13
Covenant Amendments.............................52
Dakota Acquisition Stock........................27
DGCL.............................................2
Diamond Partners Options........................27
Effective Time...................................3
11 1/2% Indenture...............................52
11 1/2% Notes...................................52
Environmental Laws..............................18
ERISA...........................................20
Exchange Act....................................14
Exchange Agent...................................5
Exchange Consideration..........................53
Exchange Offer Statement........................53
Exchange Ratio...................................4
FAA.............................................14
FCC.............................................14
Financing Arrangements..........................56
Form S-4........................................15
GAAP............................................15
Governmental Entity.............................13
Hazardous Materials.............................18
HSR Act.........................................13
Indentures .....................................52
Inlet Options...................................27
Intellectual Property
  Rights........................................25
Knowledge.......................................61
Liens...........................................61
Material Adverse Change.........................61
Material Adverse Effect.........................61
Merger...........................................1
Merger Amendments...............................52
Merger Consideration.............................4
Nasdaq...........................................7
Notes ..........................................52
Notes Exchange Offer ...........................53
Notice of Company Superior
  Proposal......................................42
Noverr Options..................................27
Parachute Gross-Up
  Payment.......................................22
Parent...........................................1
Parent Class A Common
  Stock..........................................1
Parent Class B Common
  Stock.........................................26
Parent Class B Options..........................28
Parent Class II Preferred
  Stock.........................................27
Parent Disclosure
  Schedule......................................26
Parent ESPP.....................................27



Parent Filed SEC
  Documents.....................................33
Parent Notes ...................................53
Parent Plan.....................................47
Parent Preferred Stock..........................26
Parent SEC Documents............................31
Parent Series A Preferred
  Stock.........................................26
Parent Series B Preferred
  Stock.........................................26
Parent Series C Preferred
  Stock.........................................27
Parent Stock Options............................27
Parent Stock Plans..............................27
Parent 401(k)...................................28
Post-Signing Returns............................38
Proxy Statement.................................14
PUC(s)..........................................14
QST Options.....................................27
Representatives.................................40
Requisite Consent ..............................53
Restraints......................................54
SEC.............................................13
Securities Act..................................14
Sub..............................................1
Subsidiary......................................62
Surviving Corporation............................2
Taxes...........................................23
TBCA.............................................2
Termination Fee.................................50
Transition Period...............................47
12% Indenture ..................................52
12% Notes........................................5
Voting and Option
  Agreement......................................1